UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2012 (September 19, 2012)
Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA	91403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Motion for Summary Judgment in the Walker Matter. As previously reported on the Signature Group Holdings, Inc. (the ‘Company”) Annual Report on Form 10-K for the year ended December 31, 2011,  on June 10, 2011, Kyle Walker, the former Chief Executive Officer and President of Fremont Investment & Loan filed a complaint against Fremont Investment & Loan and unnamed defendants for breach of contract, certain California Labor Code violations and breach of fiduciary duty related to a Management Continuity Agreement executed in August 2003, and extended in August 2006 (“MCA”). Mr. Walker claims he is owed approximately $3.5 million for severance, plus the value of 131,185 shares of restricted stock at the time of his termination, and the value of 36 months’ welfare benefits.

On September 19, 2012, the Company obtained the California Superior Court’s final ruling granting the Company’s Motion for Summary Judgment. .

Mr. Walker’s Proof of Claim in the Bankruptcy Proceeding for severance, bonus, benefits and restricted stock in the amount of $2.5 million remains outstanding. The Company intends to vigorously defend against this claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: September 21, 2012	By:	/s/ David Brody
Name: David Brody
Title: Senior Vice President, Counsel & Secretary